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                             RESTRICTED STOCK AWARD


        THIS RESTRICTED STOCK AWARD ("Award") is entered into as of this 30th day of September, 1997, by and between Taylor Capital Group, Inc., a Delaware corporation (the "Company"), and (the "Employee").

                                    RECITALS:

        The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for designated officers, employees and directors of the Company and its Subsidiaries to obtain or increase their stock interest in the Company in order to create a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable. Employee is employed by the Company or a Subsidiary as an officer or employee and the Company acknowledges that Employee has rendered valuable services to the Company and has contributed to its success.

        In consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Definitions. For purposes of this Award, the following terms shall have the following meanings:


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        (a) "Cause" shall mean termination because of (1) an act of fraud, embezzlement or theft in connection with the Employee's duties or in the course of the Employee's employment, (2) unreasonable neglect or refusal by the Employee to perform his duties (other than any such failure resulting from the Employee's incapacity due to disability), (3) the engaging by the Employee in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company, or (4) the Employee's conviction of or plea of guilty or nolo contendere to a felony.

        (b) "Change of Control" shall mean, and be deemed to have occurred, on the date of the first to occur of any of the following:

        (i) upon the vote of the shareholders of the Company approving a merger or consolidation in which the Company's shareholders immediately prior to the effective time of the merger or consolidation will beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.



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        (ii) upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Sale of the Company; or

        (iii) when any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and (b) any member of the Taylor Family), directly or indirectly, of shares of Company stock such that the Taylor Family owns less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

For purposes of this Agreement, the Taylor Family means (i) Sidney J. Taylor and Iris Taylor, (ii) a descendant of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (i), (ii), or (iii) above.

        (c) "Common Stock" shall mean a share of the common stock of the Company.



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        (d) "Permanent Disability" shall mean Employee's inability to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and inability to engage in any occupation or employment for wage or profit for which he or she is reasonably qualified by education, training, or experience, as determined by the Company in its sole discretion;

        (f) "Plan" shall mean the Taylor Capital Group, Inc. Incentive Compensation Plan;

        (g) "Qualified Retirement" shall mean the termination of Employee's employment with the Company or any Subsidiary for any reason other than for Cause after Employee reaches age sixty-five (65).

        (h) "Restricted Shares" shall have the meaning specified in Section 2.

        (i) "Restrictions" shall have the meaning specified in Section 3.

        (j) "Section 83(b) Election" shall mean an election made pursuant to
Section 83(b) of the Internal Revenue Code of 1986, as amended, electing to be taxed with respect to the Restricted Shares at the time of grant rather than upon the forfeiture of the Restrictions.

        (k) "Stock Transfer Agreement" shall mean the Stock Transfer Agreement in the form attached hereto as Exhibit A.

        (l) "Subsidiary" or "Subsidiaries" shall mean any corporation, 50% or more of whose stock is owned, directly or indirectly, by or for the Company.

        (m) "Vested Shares" shall have the meaning specified in Section 4.



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        (n) "Vesting Date" shall mean the earliest to occur of (1) June 30, 2000 on which date 50 percent of the Restricted Shares shall become Vested Shares, June 30, 2001 on which date 75 percent of the Restricted Shares shall become Vested Shares, and June 30, 2002 on which date 100 percent of the Restricted Shares shall become Vested Shares; (2) the date of Employee's termination of employment with the Company or any Subsidiary by reason of Employee's death, Permanent Disability, or Qualified Retirement on which date 100 percent of the Restricted Shares shall become Vested Shares; or (3) the effective date of a Change of Control of the Company on which date 100 percent of the Restricted Shares become Vested Shares.

        Section 2. Award of Shares. Subject to all of the terms and conditions set forth below and in the Plan, the Company hereby grants to Employee a total of ( ) shares of Common Stock (the "Restricted Shares"). The transfer of the Restricted Shares to Employee is conditioned upon Employee, concurrently with the execution of this Award, delivering to the Company: (1) a duly signed stock power, endorsed in blank, relating to the Restricted Shares, (2) a duly signed Stock Transfer Agreement in the form attached as Exhibit A, (3) a duly signed
Section 83(b) Election, only if the Employee, in his sole discretion, intends to make such election, and (4) such other documents or agreements as the Company may request.

        Section 3. Restrictions. The Restricted Shares are being awarded to Employee subject to the transfer and forfeiture restrictions set forth in Sections 3(a) and (b) below (collectively, the "Restrictions").



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        (a) Transfer. Prior to the date that the Restricted Shares become Vested
Shares, Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares without the written consent of the Company, which consent may be withheld by the Company in its sole discretion.

        (b) Forfeiture. Upon termination of Employee's employment with the Company or any Subsidiary, all Restricted Shares which are not Vested Shares at the effective time of such termination shall immediately thereafter be returned to or canceled by the Company, and shall be deemed to have been forfeited by Employee to the Company. Upon a forfeiture of Employee's Restricted Shares under this paragraph 3(b), the Company will not be obligated to pay Employee any consideration whatsoever for the forfeited Restricted Shares.

        4. Lapse of Restrictions. The Restrictions shall lapse with respect to the Restricted Shares awarded hereunder upon the Vesting Date of such Restricted Shares. To the extent the Restrictions shall have lapsed under this Section 4 with respect to the Restricted Shares subject to this Award, those shares (the "Vested Shares") will thereafter be free of the terms and conditions of this Award; provided, however, that all Vested Shares shall at all times remain subject to the terms and conditions set forth in the Restricted Stock Transfer Agreement.

        5. Adjustments. If there is any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company, which has occurred after the date hereof, the terms "Restricted Shares" and "Vested Shares" shall include any shares, securities, or other property that Employee



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receives or becomes entitled to receive as a result of Employee's ownership of the original Restricted Shares.

        6. Issuance of Shares; Restrictive Legend. Stock certificates in respect of the Restricted Shares shall be issued by the Company subject to Employee's fulfillment of the conditions set forth in Section 2 hereof. Such certificates shall be registered in Employee's name and shall be inscribed with a legend evidencing the Restrictions, the Stockholders Agreement, and such additional legend as may be required to comply with the Securities Act of 1933, as amended, and other applicable federal or state securities laws.

        7. Custody. All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company. The Company shall provide Employee with a copy of a certificate representing the Restricted Shares, which shall contain the legend set forth in Section 6. The Company is hereby authorized to cause the transfer to come into its name of all certificates representing the Restricted Shares which are forfeited to the Company pursuant to Section 3 hereof. At the request of Employee, certificates representing Vested Shares shall, subject to any applicable securities law restrictions or any restrictions imposed by the Stockholders Agreement, be delivered by the Company to Employee or Employee's personal representative. Certificates representing shares that have become Vested Shares in accordance with Section 4 shall be issued without the legend evidencing the Restrictions, other than those transfer restrictions provided in the Stock Transfer Agreement.



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        8. Voting and Other Rights. Upon Employee's timely compliance with each of the conditions set forth in Section 2 hereof, Employee shall have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon.

        9. Miscellaneous.

        (a) Entire Agreement. Subject to the terms and conditions set forth in the Plan, this Award contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except as permitted under the Plan or by a subsequent written agreement entered into by both parties.

        (b) Successors. This Award is binding upon and will inure to the benefit of any successor to the Company whether by way of a merger, purchase, consolidation or otherwise.

        (c) Applicable Law. This Award shall be construed in accordance with and governed by the substantive laws of the State of Illinois (regardless of the law that might otherwise govern under applicable New York principles of conflicts of laws).

                            [Signature page follows]



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        IN WITNESS WHEREOF, the parties have caused this Award to be effective as of the day and year first above written.



TAYLOR CAPITAL GROUP, INC.




By:
   ---------------------------
     Its: President


EMPLOYEE


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